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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                    FORM 8-K

                               ----------------

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: August 21, 2001
               (Date of earliest event reported: August 21, 2001)

                         ENCOMPASS SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

           Texas                    1-13565                 76-0535259
 (State of incorporation)   (Commission file number)     (I.R.S. Employer
                                                        Identification No.)

                          3 Greenway Plaza, Suite 2000
                              Houston, Texas 77046
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (713) 860-0100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7. Financial Statements and Exhibits.

   (a) and (b) Financial Statements.

   During 2001, the registrant modified its reporting and evaluation of segment performance, which caused the composition of its reportable segment data under Statement of Financial Accounting Standards No. 131 to change. The registrant's audited financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 are filed herewith, reflecting revised operating segment data (Note 13) to conform to the registrant's 2001 operating segment presentation. No other changes to the previously filed financial statements are included herein.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Encompass Services Corporation

                                                    /s/ Gray H. Muzzy
                                          By: _________________________________
                                             Gray H. Muzzy
                                             Senior Vice President,
                                             General Counsel and Secretary

Date: August 21, 2001

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                                      Page
                                                                  ------------
Independent Auditors' Report.....................................      2
Report of Independent Accountants................................      3
Consolidated Balance Sheets......................................      4
Consolidated Statements of Operations............................      5
Consolidated Statements of Shareholders' Equity and Other
 Comprehensive Income............................................      6
Consolidated Statements of Cash Flows............................      7
Notes to Consolidated Financial Statements.......................      8
Consent of KPMG LLP.............................................. Exhibit 23.1
Consent of PricewaterhouseCoopers LLP............................ Exhibit 23.2

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Encompass Services Corporation:

   We have audited the accompanying consolidated balance sheet of Encompass Services Corporation and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, shareholders' equity and other comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Encompass Services Corporation and Subsidiaries as of December 31, 2000 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Houston, Texas
February 20, 2001, except as
to Note 13, which is as of
August 17, 2001

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Board of Directors and Shareholders of
Encompass Services Corporation

   In our opinion, the accompanying consolidated balance sheet as of December 31, 1999 and the related consolidated statements of operations, of shareholders' equity and other comprehensive income and of cash flows for each of the two years in the period ended December 31, 1999 present fairly, in all material respects, the financial position, results of operations and cash flows of Encompass Services Corporation and its subsidiaries at December 31, 1999 and for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the consolidated financial statements of Encompass Services Corporation and its subsidiaries for any period subsequent to December 31, 1999.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 12, 2000, except as
to Note 13, which is as of
August 17, 2001

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        (In thousands, except par value)

                                                            December 31,
                                                        ----------------------
                        ASSETS                             2000        1999
                        ------                          ----------  ----------
Current Assets:
  Cash and cash equivalents............................ $   10,094  $   17,085
  Marketable securities................................         --       2,275
  Accounts receivable, net of allowance of $17,270 and
   $2,976, respectively................................    980,337     400,326
  Inventories..........................................     32,172      10,324
  Costs and estimated earnings in excess of billings on
   uncompleted contracts...............................    123,081      59,418
  Deferred tax assets..................................     17,296       4,168
  Prepaid expenses and other current assets............     30,266      15,017
                                                        ----------  ----------
    Total current assets...............................  1,193,246     508,613
Property and equipment, net............................    123,945      63,288
Goodwill, net of accumulated amortization of $55,010
 and $23,391, respectively.............................  1,328,884     713,346
Other intangible assets, net of accumulated
 amortization of $1,980................................     15,905          --
Deferred debt issuance costs, net......................     17,039      20,411
Other long-term assets.................................     20,593       8,096
                                                        ----------  ----------
    Total assets....................................... $2,699,612  $1,313,754
                                                        ==========  ==========

         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Current Liabilities:
  Short-term borrowings and current maturities of long-
   term debt........................................... $    5,805  $    7,950
  Accounts payable.....................................    280,630     107,319
  Billings in excess of costs and estimated earnings on
   uncompleted contracts...............................    208,302      86,122
  Accrued compensation.................................    105,343      39,873
  Other accrued liabilities............................     78,224      36,628
  Due to related parties...............................     11,385      10,290
                                                        ----------  ----------
    Total current liabilities..........................    689,689     288,182
Long-term debt, net of current portion.................    961,606     592,228
Deferred tax liabilities...............................     11,029       2,085
Other long-term liabilities............................      4,404       2,502

Commitments and contingencies
Mandatorily redeemable convertible preferred stock,
 $.001 par value; 50,000 shares
 authorized; 256 and zero shares issued and
 outstanding, respectively.............................    269,009          --
Shareholders' equity:
  Common stock, $.001 par value; 200,000 shares
   authorized; 63,501 and 35,135 shares outstanding,
   respectively........................................         64          35
  Additional paid-in capital...........................    624,926     329,118
  Retained earnings....................................    139,045     100,317
  Treasury stock, at cost..............................       (160)         --
  Accumulated other comprehensive loss.................         --        (713)
                                                        ----------  ----------
    Total shareholders' equity.........................    763,875     428,757
                                                        ----------  ----------
    Total liabilities and shareholders' equity......... $2,699,612  $1,313,754
                                                        ==========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (In thousands, except per share amounts)

                                                 Year Ended December 31,
                                              --------------------------------
                                                 2000        1999       1998
                                              ----------  ----------  --------
Revenues....................................  $4,099,434  $1,772,584  $809,601
Cost of services............................   3,382,605   1,419,117   636,225
                                              ----------  ----------  --------
  Gross profit..............................     716,829     353,467   173,376
Selling, general and administrative
 expenses...................................     452,319     204,728   100,539
Amortization of goodwill and other
 intangible assets..........................      33,599      16,004     7,653
Merger and related charges..................       7,800          --        --
Costs to exit certain activities and related
 costs......................................      12,200          --        --
Restructuring and recapitalization charges..          --       8,020        --
                                              ----------  ----------  --------
  Income from operations....................     210,911     124,715    65,184
Other income (expense):
  Interest income...........................         859       5,743    19,373
  Interest expense..........................     (88,101)    (35,618)   (1,054)
  Loss on sale of marketable securities.....      (1,018)         --        --
  Other, net................................         447         249        80
                                              ----------  ----------  --------
Income before income tax provision..........     123,098      95,089    83,583
Income tax provision........................      59,745      42,027    36,120
                                              ----------  ----------  --------
Income before extraordinary loss............      63,353      53,062    47,463
Extraordinary loss on debt settlement, net
 of tax.....................................      (8,057)         --        --
                                              ----------  ----------  --------
Net income..................................      55,296      53,062    47,463
Less convertible preferred stock dividends..     (16,568)         --        --
                                              ----------  ----------  --------
Net income available to common
 shareholders...............................  $   38,728  $   53,062  $ 47,463
                                              ==========  ==========  ========

Basic earnings per share:
  Income before extraordinary loss..........  $      .79  $     1.28  $    .95
  Extraordinary loss, net of tax............        (.14)         --        --
                                              ----------  ----------  --------
  Net income................................  $      .65  $     1.28  $    .95
                                              ==========  ==========  ========
  Weighted average shares outstanding.......      59,234      41,538    49,885
                                              ==========  ==========  ========
Diluted earnings per share:
  Income before extraordinary loss..........  $      .77  $     1.21  $    .93
  Extraordinary loss, net of tax............        (.14)         --        --
                                              ----------  ----------  --------
  Net income................................  $      .63  $     1.21  $    .93
                                              ==========  ==========  ========
  Weighted average shares outstanding.......      61,089      46,406    51,161
                                              ==========  ==========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE INCOME

                                (In thousands)

                                          Non-Voting
                      Common Stock       Common Stock                                     Accumulated
                   ------------------ ------------------ Additional                          Other         Total         Total
                     Shares             Shares            Paid-in    Retained  Treasury  Comprehensive Shareholders' Comprehensive
                   Outstanding Amount Outstanding Amount  Capital    Earnings   Stock        Loss         Equity        Income
                   ----------- ------ ----------- ------ ----------  --------  --------  ------------- ------------- -------------
BALANCE, December
31, 1997.........     31,441    $ 31      500      $ 1   $ 529,441   $      7  $     --      $  --       $ 529,480
 Adjustment to
 convert Building
 One shares to
 Encompass
 shares..........      7,860       8      125       --          (8)        --        --         --              --
                     -------    ----     ----      ---   ---------   --------  --------      -----       ---------
 Restated
 balance,
 December 31,
 1997............     39,301      39      625        1     529,433          7        --         --         529,480
 Distributions
 paid............         --      --       --       --        (628)        --        --         --            (628)
 Shares purchased
 under stock
 purchase and
 option plans....        205      --       --       --         631         --        --         --             631
 Common stock
 issued or to be
 issued in
 acquisitions....     20,181      20       --       --     302,852         --        --         --         302,872
 Purchase of
 treasury stock..     (3,738)     (4)      --       --          --         --   (41,832)        --         (41,836)
 Unrealized loss
 on marketable
 securities--net
 of tax of $297..         --      --       --       --          --         --        --       (445)           (445)     $  (445)
 Conversion of
 non-voting
 common stock....        625       1     (625)      (1)         --         --        --         --              --
 Net income......         --      --       --       --         215     47,248        --         --          47,463       47,463
                                                                                                                        -------
 Total
 comprehensive
 income..........         --      --       --       --          --         --        --         --              --       47,018
                     -------    ----     ----      ---   ---------   --------  --------      -----       ---------      =======
BALANCE, December
31, 1998.........     56,574      56       --       --     832,503     47,255   (41,832)      (445)        837,537
 Shares purchased
 under stock
 purchase and
 option plans....        233       1       --       --       1,811         --        --         --           1,812
 Common stock
 issued or to be
 issued in
 acquisitions....      9,101       9       --       --      96,980         --        --         --          96,989
 Cancellation of
 treasury stock..         --      --       --       --     (41,832)        --    41,832         --              --
 Repurchase of
 shares in Tender
 Offer...........    (30,773)    (31)      --       --    (562,973)        --        --         --        (563,004)
 Compensation
 expense related
 to options
 exercised in
 Tender Offer....         --      --       --       --       2,629         --        --         --           2,629
 Unrealized loss
 on marketable
 securities--net
 of tax of $179..         --      --       --       --          --         --        --       (268)           (268)        (268)
 Net income......         --      --       --       --          --     53,062        --         --          53,062       53,062
                                                                                                                        -------
 Total
 comprehensive
 income..........         --      --       --       --          --         --        --         --              --       52,794
                     -------    ----     ----      ---   ---------   --------  --------      -----       ---------      =======
BALANCE, December
31, 1999.........     35,135      35       --       --     329,118    100,317        --       (713)        428,757
 Common stock
 issued in
 Merger..........     27,909      28       --       --     282,404         --        --         --         282,432
 Shares purchased
 under stock
 purchase and
 option plans....        232      --       --       --       1,074         --        --         --           1,074
 Common stock
 issued or to be
 issued in other
 acquisitions....        441       1       --       --      13,390         --        --         --          13,391
 Purchase of
 treasury stock..        (32)     --       --       --          --         --      (160)        --            (160)
 Shares received
 in settlement of
 litigation......       (184)     --       --       --      (1,060)        --        --         --          (1,060)
 Reclassification
 adjustment, net
 of other
 comprehensive
 loss realized in
 net income......         --      --       --       --          --         --        --        713             713          713
 Net income......         --      --       --       --          --     55,296        --         --          55,296       55,296
 Convertible
 preferred stock
 dividends.......         --      --       --       --          --    (16,568)       --         --         (16,568)
                                                                                                                        -------
 Total
 comprehensive
 income..........         --      --       --       --          --         --        --         --              --      $56,009
                     -------    ----     ----      ---   ---------   --------  --------      -----       ---------      =======
BALANCE, December
31, 2000.........     63,501    $ 64       --      $--   $ 624,926   $139,045  $   (160)     $  --       $ 763,875
                     =======    ====     ====      ===   =========   ========  ========      =====       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                  Year Ended December 31,
                                              ---------------------------------
                                                 2000        1999       1998
                                              -----------  ---------  ---------
Cash flows from operating activities:
 Net income.................................  $    55,296  $  53,062  $  47,463
 Adjustments to reconcile net income to net
  cash provided by (used in) operating
  activities:
  Depreciation and amortization.............       65,064     31,982     13,242
  Extraordinary loss on debt settlement, net
   of tax...................................        8,057         --         --
  Impairment of property and equipment......        1,700         --         --
  Loss on sale of marketable securities.....        1,018         --         --
  Compensation expense related to options
   exercised................................           --      2,629         --
  Other.....................................        3,995        349         37
  Changes in operating assets and
   liabilities:
  Accounts receivable.......................     (228,753)   (87,306)   (38,035)
  Costs and estimated earnings in excess of
   billings on uncompleted contracts........       (6,400)   (22,504)     3,200
  Prepaid expenses and other current
   assets...................................       11,557    (11,567)    (2,721)
  Billings in excess of costs and estimated
   earnings on uncompleted contracts........       57,123     15,336      2,049
  Accounts payable and accrued liabilities..       77,488     16,669      8,237
  Change in other assets and liabilities....       14,048        809     (1,398)
                                              -----------  ---------  ---------
   Net cash provided by (used in) operating
    activities..............................       60,193       (541)    32,074
                                              -----------  ---------  ---------
Cash flows from investing activities:
 Cash paid for acquisitions, net of cash
  acquired..................................      (59,617)  (161,084)  (231,602)
 Purchases of property and equipment........      (45,388)   (28,326)   (11,289)
 Proceeds from sale of property and
  equipment.................................        5,324        584        790
 Proceeds from sale of marketable
  securities................................        2,422         --         --
 Cash paid for cost basis investments.......       (4,520)        --         --
 Other......................................           --       (258)      (218)
                                              -----------  ---------  ---------
   Net cash used in investing activities....     (101,779)  (189,084)  (242,319)
                                              -----------  ---------  ---------
Cash flows from financing activities:
 Issuance of preferred stock, net of
  issuance costs............................      146,250         --         --
 Repurchase and retirement of GroupMAC
  common stock in the Merger................     (150,000)        --         --
 Net payments on short-term debt............       (9,869)    (4,907)   (38,783)
 Payments on long-term debt.................   (1,462,826)   (46,167)   (28,534)
 Proceeds from long-term debt issuance......    1,522,078    630,592      3,519
 Payment of debt issuance costs.............      (11,952)   (22,467)        --
 Repurchase of common stock in Tender Offer,
  including related expenses................           --   (564,407)        --
 Purchase of treasury stock.................         (160)        --    (41,836)
 Distribution to minority shareholders......           --       (842)        --
 Distributions paid.........................           --         --       (628)
 Proceeds from issuance of stock under
  employee stock purchase and stock option
  plans.....................................        1,074      1,812        631
                                              -----------  ---------  ---------
   Net cash provided by (used in) financing
    activities..............................       34,595     (6,386)  (105,631)
                                              -----------  ---------  ---------
Net decrease in cash and cash equivalents...       (6,991)  (196,011)  (315,876)
Cash and cash equivalents, beginning of
 period.....................................       17,085    213,096    528,972
                                              -----------  ---------  ---------
Cash and cash equivalents, end of period:...  $    10,094  $  17,085  $ 213,096
                                              ===========  =========  =========
Supplemental Disclosures of Cash Flow
 Information:
 Interest paid..............................  $    85,146  $  22,422  $     882
 Income taxes paid..........................       39,820     53,673     34,395

  The accompanying notes are an integral part of these consolidated financial statements.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 (Dollars in thousands, except per share data)

1. BUSINESS AND ORGANIZATION

   Encompass Services Corporation ("Encompass", or the "Company"), formerly Group Maintenance America Corp. ("GroupMAC"), a Texas corporation, was formed to build a national company providing mechanical and electrical services in the commercial, industrial and residential markets. On February 22, 2000, the shareholders of GroupMAC and Building One Services Corporation ("Building One") approved a merger of the two companies (the "Merger"). In connection with the Merger, GroupMAC changed its name to Encompass Services Corporation.

   GroupMAC was the surviving legal entity in the Merger. However, for accounting purposes, Building One was deemed to be the acquiror and, accordingly, the Merger was accounted for as a "reverse acquisition". Under this method of accounting, Encompass's historical results for periods prior to the Merger are the same as Building One's historical results. All share and per share information has been restated to reflect the exchange ratio on a retroactive basis. See Note 3 for discussion of the Merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The accompanying consolidated financial statements and related notes include the accounts of Encompass, and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates. The results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") are included in the accompanying consolidated financial statements and related notes for all periods presented.

 Principles of Consolidation

   The consolidated financial statements include the accounts of Encompass and its majority owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

 Use of Estimates

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   Revenues from construction contracts are recognized on a percentage of completion basis, primarily using the cost-to-cost method. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Revenues from work orders are recognized as services are performed. Revenues from service and maintenance contracts are recognized over the life of contracts.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


 Concentration of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Concentration of credit risk with respect to trade receivables results from these amounts generally not being collateralized. However, the Company is entitled to payment for work performed and often has certain lien rights in that work. Additionally, management continually monitors the financial condition of its customers to reduce risk of loss.

 Financial Instruments

   The Company's financial instruments consist of cash and cash equivalents, interest rate swaps and short- and long-term debt. The Company believes that, with the exception of the 10 1/2% senior subordinated notes and the interest rate swaps, the carrying values of these instruments on the accompanying consolidated balance sheets approximate their fair value. See "New Accounting Pronouncements" and Note 5.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

 Marketable Securities

   Marketable securities consist of investments in equity securities and are classified as available for sale. The unrealized gains and losses, net of applicable income taxes, are reported as a component of other comprehensive income (loss) in shareholders' equity. Realized gains and losses are included in other income or expense in the consolidated statements of operations. The cost of securities sold is based on the specific identification method.

 Inventories

   Inventories consist primarily of purchased materials and supplies. The inventory is valued at the lower of cost or market, with cost determined on a first-in, first-out ("FIFO") basis.

 Property and Equipment

   Property and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the useful lives of the assets. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life of the asset.

   Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property or equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized as other income or expense in the consolidated statements of operations.

 Goodwill

   Goodwill represents the excess of the aggregate purchase price over the fair value of net identifiable tangible and intangible assets acquired and is amortized on a straight-line basis over a period of 40 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)

operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows compared to the carrying value of goodwill. The Company reviews the carrying value of goodwill for impairment whenever events or circumstances indicate that the carrying amount may not be recoverable.

 Other Intangible Assets

   Other intangible assets represent the portion of purchase price paid in the Merger which has been allocated, based on independent appraisals, to the value of acquired customer lists and the value of dedicated workforces. Costs allocated to these assets are being amortized on a straight-line basis over the remaining estimated useful lives of these assets, as determined principally by the underlying characteristics of customer retention and workforce turnover. The amounts allocated to the value of the customer lists and dedicated workforce at the Merger date are being amortized over 15 years and 5 years, respectively. The Company reviews the carrying value of these intangibles for impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable.

 Deferred Debt Issuance Costs

   Deferred debt issuance costs relate to the Company's primary credit facility and senior subordinated notes and are amortized to interest expense over the scheduled maturity of the debt.

 Stock-Based Compensation

   The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", as amended. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of grant over the amount an employee must pay to acquire the common stock. The Company has also provided the pro forma disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation".

 Warranty Costs

   The Company generally warrants all of its work for a period of one year from the date of installation. A provision for estimated warranty costs is made at the time a product is sold or service is rendered.

 Income Taxes

   The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 Earnings Per Share

   Basic earnings per share have been calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding. Diluted earnings per share are computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding plus potentially dilutive common shares.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


 Other Comprehensive Income

   Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to shareholders' equity. The Company's other comprehensive income is attributed to adjustments for unrealized losses, net of tax, on marketable securities available for sale.

 Reclassifications

   Certain prior year amounts have been reclassified to conform to the current year presentation.

 Use of Derivatives

   The Company may use derivative instruments, such as interest rate swaps, to manage its exposure to variable interest rate risk. Net payments or receipts under the Company's interest rate swap agreements are recorded as adjustments to interest expense.

 New Accounting Pronouncements

   Effective January 1, 2001, the Company adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133". These statements establish accounting and reporting standards requiring that derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at fair value as either assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use and designation of the derivative at its inception. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results of the hedged item in the statement of operations, and requires the Company to formally document, designate and assess the effectiveness of the hedge transaction to receive hedge accounting. For derivatives designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Overall hedge effectiveness is measured at least quarterly. Any changes in the fair value of the derivative instrument resulting from hedge ineffectiveness, as defined by SFAS No. 133 and measured based on the cumulative changes in the fair value of the derivative instrument and the cumulative changes in the estimated future cash flows of the hedged item, are recognized immediately in earnings. The Company has designated its swap agreements as a cash flow hedge.

   Adoption of SFAS No. 133 at January 1, 2001 resulted in the recognition of approximately $2,400 of derivative liabilities on the Company's balance sheet and $2,400 of hedging losses included in accumulated other comprehensive income as the cumulative effect of a change in accounting principle. Amounts were determined as of January 1, 2001 based on market quotes of the Company's interest rate swap agreements.

3. BUSINESS COMBINATIONS

   On February 22, 2000, the shareholders of GroupMAC and Building One approved the Merger. Under the terms of the Merger, each outstanding share of Building One common stock was converted into 1.25 shares of GroupMAC common stock. As part of the Merger, GroupMAC shareholders could elect to receive cash for up to 50% of their shares of Encompass common stock at $13.50 per share, subject to proration. As a result of this election, 11,052,377 shares of Encompass common stock were canceled in the Merger.

   Concurrent with the closing of the Merger, affiliates of Apollo Management, L.P. ("Apollo") exchanged approximately $106,191 of Building One convertible junior subordinated debentures and $150,000 in cash for

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)

256,191 shares of Encompass Convertible Preferred Stock. See Note 7 for further discussion of the Convertible Preferred Stock. The cash proceeds from the issuance of the Convertible Preferred Stock were used to fund the cash election feature of the Merger discussed above. In connection with the Merger, Apollo received a fee of $2,500.

   Pursuant to the Merger, Encompass entered into a new credit agreement to provide a total of $800,000 in financing. The proceeds of this new credit agreement were used to repay the existing revolving credit facilities of GroupMAC and Building One, as well as GroupMAC's senior subordinated notes. See Note 5 for further discussion of the new credit agreement.

   The Merger has been accounted for as a purchase under generally accepted accounting principles. GroupMAC, which changed its name to Encompass Services Corporation, was the surviving legal entity in the Merger. However, for accounting purposes, Building One was deemed to be the acquiror and, accordingly, the Merger was accounted for as a "reverse acquisition". The purchase consideration for the Merger has been calculated as follows:

                                                              Common   Warrants/
                                                              Stock     Options
                                                             --------  ---------
   GroupMAC shares, options and warrants outstanding or due
    at date of the Merger..................................    38,961     5,358
   Shares canceled in the cash election feature............   (11,052)      (76)
                                                             --------  --------
   Shares issued or due at date of the Merger..............    27,909     5,282
   Building One five-day share price average with 11/03/99
    as Midpoint/Black-Scholes option valuation, adjusted
    for the 1.25 exchange ratio of the Merger..............  $   9.06  $   5.60
                                                             --------  --------
   Fair value of shares, options and warrants issued.......  $252,850  $ 29,582
                                                             ========  ========
   Total value of shares, options and warrants issued......            $282,432
   Add: transaction costs..................................               7,358
                                                                       --------
   Total purchase consideration............................            $289,790
                                                                       ========

   The allocation of the total consideration to the assets and liabilities of GroupMAC, based on certain estimates of fair value, and the resultant goodwill are summarized as follows:

   Total purchase consideration...................................... $ 289,790
   Working capital...................................................    47,807
   Property and equipment, net and other long-term assets............    63,859
   Intangible asset--value of dedicated workforce....................     8,878
   Intangible asset--value of customer list..........................     9,007
   Long-term debt....................................................  (407,904)
   Other long-term liabilities.......................................    (7,320)
                                                                      ---------
   Goodwill.......................................................... $ 575,463
                                                                      =========

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


   The following unaudited pro forma combined statement of operations data utilize the financial information of GroupMAC and Building One for the periods indicated, which give effect to the Merger and the acquisitions made by each company during 1999 including amounts owed in connection with those acquisitions, as if the Merger and all of the acquisitions were effective as of the beginning of the period presented.

                                                           Year Ended December
                                                                   31,
                                                          ---------------------
                                                             2000       1999
                                                          ---------- ----------
   Revenues.............................................. $4,387,439 $3,641,643
   Net income............................................     69,049     98,666
   Net income available to common shareholders...........     49,652     79,269
   Net income per share:
     Basic............................................... $      .76 $     1.21
     Diluted............................................. $      .75 $     1.16

   Significant pro forma adjustments included in the above amounts consist of
(i) compensation differentials, (ii) adjustment for goodwill amortization over a period of 40 years, (iii) adjustment for interest expense as if borrowings outstanding as of March 31, 2000 had been outstanding for the first quarter of 2000 and throughout 1999 at interest rates in effect on March 31, 2000, (iv) the issuance of the Convertible Preferred Stock concurrent with the Merger and
(v) adjustment to the federal and state income tax provisions based on pro forma operating results. Net income per share assumes all shares issued for the Merger and the acquisitions, including subsequently earned contingent consideration, were outstanding from the beginning of the periods presented.

 Merger and Related Charges

   In connection with the Merger and related transactions, the Company has recorded the following costs and expenses related to severance, office closing costs and other related costs:

                                                                   Accrual at
                                        Total  Non-Cash           December 31,
                                       Charges Portion  Payments      2000
                                       ------- -------- --------  ------------
   Severance costs.................... $6,100   $  --   $(6,100)      $ --
   Office closing costs...............  1,000      --      (329)       671
   Disposition of assets and other
    costs.............................    700    (400)       --        300
                                       ------   -----   -------       ----
     Total charges.................... $7,800   $(400)  $(6,429)      $971
                                       ======   =====   =======       ====

   The severance and office closing costs relate to the closing of Building One's corporate headquarters in Minneapolis, Minnesota and the resulting consolidation with the GroupMAC corporate office in Houston, Texas. As a result of this plan, the Company incurred severance costs for substantially all of the employees in the Building One corporate office, identified certain assets which were no longer of service and incurred lease termination costs. Severance costs covered 20 employees, all of whom have been terminated as of December 31, 2000. The Company anticipates that the majority of the remaining accruals will be paid during 2001.

   In addition, in connection with the Merger, the Company recorded costs of $3,500 related to severance for twelve former GroupMAC employees, all of whom have been terminated as of December 31, 2000. These costs were charged to goodwill, and substantially all amounts were paid during 2000.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


 Costs to Exit Certain Activities and Related Costs

   In connection with the Merger and related transactions, the Company recorded a charge for the shutdown of certain operations, the reorganization of other operations and other costs resulting from the Merger. The following table sets forth a summary of these costs:

   Shutdown of demolition and site preparation operations.............. $ 9,800
   Relocation of cleaning systems management offices...................   1,600
   Other costs resulting from the Merger...............................     800
                                                                        -------
     Total............................................................. $12,200
                                                                        =======

   The costs related to the shutdown of the demolition and site preparation operations include (i) $5,200 related to obligations under existing jobs in progress, (ii) $2,000 estimated for uncollectible accounts receivable, (iii) $1,100 related to claims against the Company, (iv) $800 for impaired assets and (v) $700 related to lease termination costs and other expenses. The Company is continuing to wind-down these operations with the final shutdown expected to occur by June 2001.

   The Company relocated the cleaning systems management offices from January through May 2000. The related costs included (i) $600 for severance and related costs, (ii) $500 for impaired assets, (iii) $300 related to lease termination and related costs and (iv) $200 for other miscellaneous items. As of December 31, 2000, substantially all of these amounts have been paid.

 Other Business Combinations

   During the year ended December 31, 2000, in addition to the Merger, the Company acquired one business for cash paid of $10,207 and 296,296 shares of common stock. The Company assumed approximately $1,518 of debt in this transaction. The total purchase price was allocated to the fair value of the net assets acquired, resulting in goodwill of $9,397.

   During the year ended December 31, 1999, the Company completed 23 business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements include the results of these acquired businesses from their respective dates of acquisition. The aggregate consideration paid for these acquisitions consisted of 5,215,706 shares of the Company's common stock, $123,380 in cash, including applicable professional fees, and $2,410 of debt assumed. The total purchase price was allocated to the fair value of the net assets acquired, resulting in goodwill of $133,818.

   During the year ended December 31, 1998, the Company completed 26 business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements include the results of these acquired businesses from their respective dates of acquisition. The aggregate consideration paid for these acquisitions consisted of 20,180,889 shares of the Company's common stock, 504,236 options assumed at an exercise price below fair market value, $259,021 in cash and the assumption of approximately $33,847 in debt which was paid at closing. The total purchase price was allocated to the fair value of the net assets acquired, resulting in goodwill of $502,470.

   Also during 1998, the Company issued 1,757,300 shares of common stock to acquire three companies in business combinations accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies, as if such operations had been combined since inception. Results of operations for the Pooled Companies for the periods in 1998 prior to acquisition are not significant.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


 Contingent Consideration Agreements

   In conjunction with acquisitions consummated since its inception, the Company has entered into certain contingent consideration agreements which provide for the payment of cash and/or shares of common stock based on the financial performance of such acquired operations during the one- to two-year period immediately following the acquisition. During the year ended December 31, 2000, $62,297 of consideration has been recorded to goodwill related to contingent consideration and final purchase price settlements of acquired companies. This consideration mix has been or is expected to be paid out as $50,918 in cash and 2,327,098 shares of common stock. The cash payable at December 31, 2000 of $11,385 is reflected as due to related parties in the consolidated balance sheet and the estimated value of the shares to be issued has been reflected as additional paid-in capital in the consolidated statements of shareholders' equity and other comprehensive income. These common shares to be issued have been included in weighted average shares outstanding since the date earned for purposes of computing basic earnings per share and since the later of the date of acquisition or the beginning of the year for purposes of computing diluted earnings per share.

   During the year ended December 31, 2000, $63,030 of cash was paid and 145,034 shares were issued related to previously recorded contingent consideration and final purchase price settlements. The Company currently estimates the unearned contingent consideration under the remaining agreements to be approximately $10,000 as of December 31, 2000.

   A rollforward of the due to related parties balance in the accompanying consolidated balance sheets related to the above activity is as follows:

                                                              2000      1999
                                                            --------  --------
   Balance at beginning of year...........................  $ 10,290  $  1,426
   Balances assumed in the Merger.........................    13,207        --
   Record cash contingent consideration and final purchase
    price settlement......................................    50,918    56,108
   Payments...............................................   (63,030)  (47,244)
                                                            --------  --------
   Balance at end of year.................................  $ 11,385  $ 10,290
                                                            ========  ========

4. CERTAIN BALANCE SHEET ACCOUNTS

 Allowance for Doubtful Accounts

   The following summarizes the activity in the allowance for doubtful accounts:

                                                                 2000     1999
                                                                -------  ------
   Balance at beginning of year................................ $ 2,976  $1,991
   Provision for bad debts.....................................   8,243     766
   Allowance balances from acquired companies..................  11,427     564
   Write-off of bad debts......................................  (5,376)   (345)
                                                                -------  ------
   Balance at end of year...................................... $17,270  $2,976
                                                                =======  ======

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


 Costs and Estimated Earnings on Uncompleted Contracts

   The summary of the status of uncompleted contracts is as follows:

                                                           December 31,
                                                      ------------------------
                                                         2000         1999
                                                      -----------  -----------
   Costs incurred.................................... $ 3,651,088  $ 1,263,077
   Estimated earnings recognized.....................     677,928      215,334
                                                      -----------  -----------
                                                        4,329,016    1,478,411
   Less billings on contracts........................  (4,414,237)  (1,505,115)
                                                      -----------  -----------
                                                      $   (85,221) $   (26,704)
                                                      ===========  ===========

   These costs and estimated earnings on uncompleted contracts are included in the consolidated balance sheets under the following captions:

                                                             December 31,
                                                          -------------------
                                                            2000       1999
                                                          ---------  --------
   Costs and estimated earnings in excess of billings on
    uncompleted contracts...............................  $ 123,081  $ 59,418
   Billings in excess of costs and estimated earnings on
    uncompleted contracts...............................   (208,302)  (86,122)
                                                          ---------  --------
                                                          $ (85,221) $(26,704)
                                                          =========  ========

 Property and Equipment

   The principal categories and estimated useful lives of property and equipment were as follows:

                                                 Estimated    December 31,
                                                  Useful    ------------------
                                                   Lives      2000      1999
                                                ----------- --------  --------
   Land........................................             $  2,264  $  1,365
   Buildings and improvements.................. 20-30 years   11,363     4,978
   Service and other vehicles..................   4-7 years   35,159    20,312
   Machinery and equipment.....................  5-10 years   54,960    29,990
   Office equipment, furniture and fixtures....  5-10 years   45,915    20,323
   Leasehold improvements......................  2-15 years   23,801     6,746
                                                            --------  --------
                                                             173,462    83,714
   Less accumulated depreciation...............              (49,517)  (20,426)
                                                            --------  --------
                                                            $123,945  $ 63,288
                                                            ========  ========

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


5. SHORT- AND LONG-TERM DEBT

   Short- and long-term debt consists of the following:

                                                            December 31,
                                                          ------------------
                                                            2000      1999
                                                          --------  --------
   Revolving credit agreement-New Credit Facility (9.0%
    at December 31, 2000)................................ $369,000  $     --
   Revolving credit agreement-Old Credit Facility (8.7%
    at December 31, 1999)................................       --   166,500
   Term loans-New Credit Facility (8.9% at December 31,
    2000)................................................  297,000        --
   Institutional term loan-New Credit Facility (10.2% at
    December 31, 2000)...................................   99,500        --
   Term loan-Old Credit Facility (9.2% at December 31,
    1999)................................................       --   124,063
   10 1/2% Senior Subordinated Notes.....................  196,243   195,793
   7 1/2% convertible junior subordinated debentures.....       --   105,103
   Other borrowings......................................    5,668     8,719
                                                          --------  --------
                                                           967,411   600,178
   Less: short-term borrowings and current maturities....   (5,805)   (7,950)
                                                          --------  --------
     Total long-term debt................................ $961,606  $592,228
                                                          ========  ========

 Old Credit Facility

   As of December 31, 1999, Building One's primary bank credit facility consisted of a $125,000 term loan and a $225,000 revolving credit facility (the "Old Credit Facility"). The revolving credit facility bore interest at various rates, which were subject to change based on market rates and certain levels of financial performance. Debt issuance costs of $9,445 incurred in connection with the Old Credit Facility were deferred and were being amortized over the 5-year term of the facility.

   In conjunction with the Merger, the Old Credit Facility was repaid with the proceeds from a new credit agreement described below. In addition, the related debt issuance costs were written off at that time and are reflected as an extraordinary loss in the consolidated statements of operations.

 New Credit Facility

   On February 22, 2000, in connection with the Merger, the Company entered into an $800,000 senior credit facility (the "New Credit Facility") and borrowed funds thereunder to repay (i) the outstanding borrowings under the Old Credit Facility, (ii) $130,000 of senior subordinated notes issued by GroupMAC in January 1999 and (iii) borrowings of GroupMAC under its previous revolving credit facility. The New Credit Facility was expanded to $900,000 during the second quarter of 2000, and includes a $500,000 revolving credit facility expiring in February 2005, a $130,000 term loan, a $170,000 term loan and a $100,000 institutional term loan. Borrowings under the New Credit Facility bear interest at variable rates, ranging from 1.0% to 2.0% over LIBOR, depending on the Company's debt-to-EBITDA ratio, as defined in the agreement. Borrowings under the New Credit Facility are secured by substantially all assets of the Company. The availability of borrowings under the New Credit Facility is subject to the Company's ability to meet certain specified conditions, including compliance with certain financial covenants and ratios. As of December 31, 2000, the Company had $127,000 available for borrowing under the revolving credit facility.

   The Company has entered into interest rate swap agreements to manage its mix of fixed and floating rate debt to partially hedge its exposure to potential fluctuations in interest rates. During 2000 the Company entered

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)

into several agreements in the aggregate notional amount of $90,000. During January 2001, the Company entered into an agreement in the notional amount of $20,000. All such agreements are with large creditworthy financial institutions and result in the Company paying a fixed rate of interest and receiving a floating rate. At December 31, 2000, the Company's ratio of fixed rate debt to total debt was 21% and the weighted average interest rate on its total debt was 9.46%, before considering the aforementioned interest rate swap agreements. After giving effect to the interest rate swap agreements in effect at December 31, 2000, the ratio of fixed rate debt was 30% and the weighted average interest rate on its total debt was 9.45%.

   Debt issuance costs associated with the New Credit Facility totaling $11,952 have been deferred and are being amortized over the five-year, six-year and seven-year terms of the revolving credit facility, the term loans, and the institutional term loan portions of the New Credit Facility, respectively. The unamortized portion of these costs was approximately $9,980 at December 31, 2000 and is included in deferred debt issuance costs in the consolidated balance sheets.

 10 1/2% Senior Subordinated Notes

   In April 1999, the Company completed a private offering of $200,000 of 10 1/2% senior subordinated notes (the "Senior Subordinated Notes"). The Senior Subordinated Notes are unsecured and are guaranteed by the Company's subsidiaries, require interest to be paid semi-annually on May 1 and November 1 of each year and mature on May 1, 2009. Borrowings outstanding under the Senior Subordinated Notes are subordinated in all material respects to amounts outstanding under the New Credit Facility. The senior subordinated notes were issued at 97.746%, or a discount of $4,508, which is being amortized to interest expense over the term of the notes. Additionally, debt issuance costs of $8,470 incurred in connection with the offering have been deferred and are being amortized to interest expense over the 10-year term of the notes. The unamortized portion of these costs was approximately $7,059 and $7,828 at December 31, 2000 and December 31, 1999, respectively, and are included in deferred debt issuance costs in the consolidated balance sheets.

   The fair value of the Senior Subordinated Notes, based on quoted market values, was approximately $130,000 and $194,000 at December 31, 2000 and 1999, respectively.

   The Notes are guaranteed by all of the Company's current and future U.S. subsidiaries other than "Unrestricted Subsidiaries" (as defined in the indenture governing the Notes). As of December 31, 2000, there were no "Unrestricted Subsidiaries." These guarantees are full, unconditional and joint and several. In addition, Encompass has no non-guarantor subsidiaries and no independent assets or operations outside of its ownership of the subsidiaries. Accordingly, no separate financial statements or consolidating information of the guarantor subsidiaries are presented because management believes this information is not material to users of the Company's financial statements.

   The Company may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after May 1, 2004 at specified redemption prices, plus accrued interest. At any time (which may be more than once) before May 1, 2002, the Company may redeem up to 35% of the outstanding Senior Subordinated Notes with money raised in equity offerings under certain circumstances. Upon a change in control of the Company (as defined in the indenture for the Senior Subordinated Notes), the holders of the Senior Subordinated Notes will have the right to sell the notes to the Company at 101% of the face amount plus accrued interest. Additionally, the indenture governing the Senior Subordinated Notes contains certain covenants relating to, among other things, the Company's ability to incur indebtedness, pay dividends or repurchase capital stock, incur liens, sell or otherwise dispose of a substantial portion of its assets or merge or consolidate with another entity.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


 7 1/2% Convertible Junior Subordinated Debentures

   The convertible junior subordinated debentures were scheduled to mature on May 1, 2012 and provided for interest payments at a rate of 7 1/2% to be paid in additional convertible junior subordinated debentures or cash, at the Company's election, for the first five years after their issuance, and in cash thereafter. During the year ended December 31, 2000, $2,387 of interest was paid in the form of additional convertible junior subordinated debentures. Debt issuance costs of $4,634, including a fee paid to Apollo of $2,500 in connection with the issuance of the debentures, were deferred and were being amortized to interest expense over the 13-year term of the debentures.

   In conjunction with the Merger, the convertible junior subordinated debentures and $150,000 of cash were exchanged for 256,191 shares of Convertible Preferred Stock described in Note 7. In addition, the related debt issuance costs were written off at that time and are reflected as an extraordinary loss in the consolidated statements of operations.

   The aggregate maturities of debt as of December 31, 2000 are as follows:

   2001...............................................................  $  5,805
   2002...............................................................     4,000
   2003...............................................................     5,613
   2004...............................................................     6,500
   2005...............................................................   373,000
   Thereafter.........................................................   572,493
                                                                        --------
                                                                        $967,411
                                                                        ========

6. INCOME TAXES

   Income tax provision consists of the following:

                                                       Year Ended December 31,
                                                       ------------------------
                                                        2000    1999     1998
                                                       ------- -------  -------
   Current:
     Federal.......................................... $47,998 $37,960  $31,388
     State............................................   7,889   4,910    5,144
                                                       ------- -------  -------
                                                        55,887  42,870   36,532
   Deferred:
     Federal and state................................   3,858    (843)    (412)
                                                       ------- -------  -------
                                                       $59,745 $42,027  $36,120
                                                       ======= =======  =======

   In addition to the income tax provision, an income tax benefit of $4,338 is included in extraordinary loss on debt settlement on the consolidated statement of operations.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


   Total income tax expense differs from the amounts computed by applying the U.S. federal statutory income tax rate to income before income tax provision as a result of the following:

                                                    Year Ended December 31,
                                                    --------------------------
                                                      2000     1999     1998
                                                    --------  -------  -------
   Income before income tax provision.............. $123,098  $95,089  $83,583
   Applicable U.S federal statutory rate...........       35%      35%      35%
                                                    --------  -------  -------
   Tax provision at statutory rate.................   43,084   33,281   29,254
   Increase (decrease) resulting from:
     State income taxes, net of federal benefit....    5,128    3,192    3,343
     Non-deductible goodwill amortization..........   10,129    5,230    2,842
     Non-deductible meals and entertainment........    2,002      387      141
     Other.........................................     (598)     (63)     540
                                                    --------  -------  -------
                                                    $ 59,745  $42,027  $36,120
                                                    ========  =======  =======

   The components of the deferred income tax assets and liabilities are as follows:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              --------  -------
   Deferred income tax assets:
     Allowance for doubtful accounts......................... $  6,735  $ 1,161
     Inventories.............................................      976       --
     Accrued expenses........................................   13,834    3,333
     Deferred revenue........................................    1,974       --
     Compensation and benefits...............................       --    2,994
     Net operating loss carryforward.........................      308       --
                                                              --------  -------
       Total deferred income tax assets......................   23,827    7,488
                                                              --------  -------
   Deferred income tax liabilities:
     Depreciation............................................   (3,730)  (1,283)
     Completed contract accounting for tax purposes..........   (5,475)  (1,772)
     Amortization of goodwill................................   (6,683)    (802)
     Other...................................................   (1,672)  (1,548)
                                                              --------  -------
       Total deferred income tax liabilities.................  (17,560)  (5,405)
                                                              --------  -------
       Net deferred income tax assets........................ $  6,267  $ 2,083
                                                              ========  =======

   These deferred income tax assets and liabilities are included in the consolidated balance sheets under the following captions:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              --------  -------
   Deferred tax assets--current.............................. $ 17,296  $ 4,168
   Deferred tax liabilities--long-term.......................  (11,029)  (2,085)
                                                              --------  -------
                                                              $  6,267  $ 2,083
                                                              ========  =======

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


   Management believes it is more likely than not that the Company will realize the benefits of the net deferred tax assets. Accordingly, no valuation allowance has been recorded as of December 31, 2000 or December 31, 1999.

7. CONVERTIBLE PREFERRED STOCK

   In connection with the Merger, the Company issued 256,191 shares of 7.25% Convertible Preferred Stock (the "Convertible Preferred Stock") to affiliates of Apollo at a value of $1,000 per share in exchange for $150,000 in cash and all of the outstanding 7 1/2% convertible junior subordinated debentures of Building One (approximately $106,191).

   The Convertible Preferred Stock has a par value of $.001 per share and is convertible into shares of the Company's common stock at any time prior to maturity by the holders at a conversion price of $14.00 per common share, subject to adjustment under certain circumstances. Upon their maturity in February 2012, the Company is required to redeem all shares of Convertible Preferred Stock then outstanding at the redemption price per share equal to the Liquidation Amount (defined as the original cost of $1,000 per share plus all accrued and accumulated and unpaid dividends). As of December 31, 2000, the Liquidation Amount was $272,499. The Company has the right to redeem, at any time after February 22, 2005, all, but not less than all, of the shares of Convertible Preferred Stock then outstanding at an amount per share equal to 103% of the Liquidation Amount; this amount declines to 102% after February 22, 2006 and 101% after February 22, 2008. The Convertible Preferred Stock bears a preferred cumulative dividend at the rate of 7.25% per year, payable quarterly. However, for the first three years, dividends on the Convertible Preferred Stock may be paid in cash on a current basis or accumulated at the option of the Company. At December 31, 2000, accrued dividends were approximately $16,308 and are included in the carrying value of the Convertible Preferred Stock in the accompanying consolidated balance sheet. The Company has elected to defer the payment of the dividends payable to date and that would otherwise be payable on March 31, 2001. Holders of the Convertible Preferred Stock are also entitled to share in any dividends the Company may declare on its common stock.

   Holders of the Convertible Preferred Stock are entitled to vote on all matters presented to the holders of common stock. Each share of Convertible Preferred Stock entitles the holder thereof to cast the number of votes such holder would have been entitled to cast had such holder converted such share of Convertible Preferred Stock into shares of common stock (common stock equivalents). The holders of the Convertible Preferred Stock, voting as a separate class, are entitled to elect directors to the Board at the greater of 3 directors or the number of directors that represents 30% of the Board (subject to Apollo's ownership percentage of common stock equivalents). As of December 31, 2000, the Convertible Preferred Stock comprised approximately 23% of the voting power of Encompass.

   Convertible Preferred Stock issuance costs of approximately $3,750 are being amortized against retained earnings over the 12-year term of the Convertible Preferred Stock. The unamortized portion of these costs of approximately $3,490 at December 31, 2000 is recorded against mandatorily redeemable convertible preferred stock in the consolidated balance sheets.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


8. SHAREHOLDERS' EQUITY

 Common Stock

   The Company has not paid dividends on its common stock since its incorporation and does not anticipate paying dividends on its common stock in the foreseeable future.

   In December 2000, the Board of Directors authorized a stock buyback program, pursuant to which the Company may purchase up to 2,500,000 shares of its common stock on the open market. As of December 31, 2000, the Company had repurchased 32,400 shares of its common stock under this program for an aggregate cost of $160.

   During 1998, the Company repurchased 3,738,000 shares of its common stock for an aggregate cost of $41,836. Such shares were canceled in 1999.

 Convertible Non-Voting Common Stock

   In connection with its initial public offering in 1997, Building One sold 625,000 shares of Convertible Non-Voting Common Stock to Friedman, Billings and Ramsey, the representative of the underwriters in Building One's initial public offering, for $16 per share. On November 25, 1998, these 625,000 shares were converted into 625,000 shares of common stock.

 Warrants

   The Company has 4,445,855 shares of common stock reserved for issuance upon exercise of warrants. The warrants have a weighted average exercise price of $19.65 per share. These warrants are currently exercisable. 1,412,500 expire on November 25, 2002, 2,437,500 expire on November 25, 2007 and the remainder expire on various dates ranging from December 2003 to July 2007. The warrants also contain certain rights for registration.

9. STOCK-BASED PLANS

   The Company has a number of stock-based incentive and awards plans in place, which provide the Company the latitude to grant a variety of awards, including stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards and phantom stock awards, to officers, directors, key employees and other persons working for the Company and its subsidiaries. The plans require that stock options be granted at exercise prices not less than the fair market value of the underlying common stock on the grant date. Stock options vest at varying time periods ranging from six months to four years and expire after five to ten years from the date of grant. At December 31, 2000, stock-based awards equivalent to approximately 4,500,000 shares were generally available for granting under such plans. There are an additional 4,900,000 shares available for granting under Building One stock option plans; however, the Company does not intend to issue additional options under the plans over and above the number of options (approximately 5,800,000) that were issued and outstanding under the plans as of the date of the Merger.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

                (Dollars in thousands, except per share amounts)


   The following is a summary of stock option and warrant activity (in thousands, except for exercise price).

                                  Outstanding                 Exercisable
                          --------------------------- ---------------------------
                           Number of      Weighted     Number of      Weighted
                            Options       Average       Options       Average
                          and Warrants Exercise Price and Warrants Exercise Price
                          ------------ -------------- ------------ --------------
Balance at December 31,
 1997...................      5,800        $16.00         3,850        $16.00
Granted.................      3,181         14.32         1,079         10.46
Exercised...............        (10)         3.87           (10)         3.87
Surrendered.............        (32)        17.82            --            --
                             ------        ------        ------        ------
Balance at December 31,
 1998...................      8,939         15.41         4,919         14.81
Granted.................      2,216         12.37         1,840         16.00
Exercised...............     (1,145)        12.14        (1,145)        12.14
Surrendered.............       (413)        16.10            --            --
                             ------        ------        ------        ------
Balance at December 31,
 1999...................      9,597         15.07         5,614         15.18
Options and warrants
 assumed in the Merger..      5,282         12.79         1,908         14.30
Granted.................      2,050          6.73           641         15.68
Exercised...............         (5)         3.87            (5)         3.87
Surrendered.............     (2,125)        13.87            --            --
                             ------        ------        ------        ------
Balance at December 31,
 2000...................     14,799        $13.27         8,158        $15.02
                             ======        ======        ======        ======

   A summary of outstanding and exercisable options and warrants as of December 31, 2000 follows:

                                                               Weighted
                            Weighted              Weighted     Average
                            Average   Number of    Average     Exercise    Number of
                             Option  Outstanding  Remaining    Price of   Exercisable
                              and    Options and Contractual Exercisable  Options and
     Range of Option and    Warrant   Warrants      Life       Options     Warrants
        Warrant Prices       Prices  (Thousands)   (Years)   and Warrants (Thousands)
     -------------------    -------- ----------- ----------- ------------ -----------
   $ 3.08 to $ 5.00........  $ 4.06       748        5.5        $ 3.70         322
   $ 5.01 to $10.00........  $ 7.92     2,381        7.9        $ 8.14          51
   $10.01 to $15.00........  $12.98     5,403        5.3        $13.19       2,443
   $15.01 to $20.00........  $16.58     5,811        5.4        $16.42       5,074
   $20.01 to $20.20........  $20.19       456        7.5        $20.19         268
                                       ------                                -----
                                       14,799                                8,158
                                       ======                                =====

   The following pro forma data are calculated as if compensation expense for the Company's stock option plans and warrants were determined based on the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123, "Accounting for Stock-Based Compensation":

                               Year Ended       Year Ended       Year Ended
                              December 31,     December 31,     December 31,
                                  2000             1999             1998
                            ---------------- ---------------- ----------------
                               As      Pro      As      Pro      As      Pro
                            Reported  Forma  Reported  Forma  Reported  Forma
                            -------- ------- -------- ------- -------- -------
   Net income available to
    common shareholders.... $38,728  $27,693 $53,062  $45,449 $47,463  $37,381
   Net income per share:
     Basic................. $  0.65  $  0.47 $  1.28  $  1.10 $  0.95  $  0.75
     Diluted............... $  0.63  $  0.45 $  1.21  $  1.05 $  0.93  $  0.73

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


   The pro forma compensation cost may not be representative of that to be expected in future years because options vest over several years and additional awards may be made each year.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                           2000   1999    1998
                                                           -----  -----  ------
   Dividend yield.........................................    --     --      --
   Expected volatility....................................  68.0%  58.2%   63.7%
   Risk-free interest rate................................   5.1%   5.6%    5.3%
   Expected lives (years).................................     9      5       5
   Fair value of options at grant date.................... $5.24  $6.81  $10.70

 Employee Stock Purchase Plan

   The Company also has an Employee Stock Purchase Plan (the "Purchase Plan"), which succeeded a similar plan administered by Building One prior to the Merger. The Purchase Plan permits eligible employees of the Company to purchase shares of common stock at a discount. Employees who elect to participate have amounts withheld through payroll deduction during purchase periods. At the end of each purchase period, accumulated payroll deductions are used to purchase common stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Shares purchased under the Purchase Plan are subject to a one-year holding period. During the years ended December 31, 2000, 1999 and 1998, 226,745, 195,465 and 50,581 shares, respectively, were issued pursuant to the Purchase Plan and its predecessor. As of December 31, 2000, 714,066 shares were available for issuance under the Purchase Plan.

10. EMPLOYEE BENEFIT PLANS

   The Company maintains a defined contribution savings plan (the "Savings Plan") and certain of the Company's subsidiaries maintain separate defined contribution employee retirement plans that have not yet been merged into the Savings Plan. These plans are open to certain employees after various lengths of service. Employee contributions and employer matching contributions occur at different rates and the matched portions of the funds vest over a period of years. Company contributions to these plans totaled approximately $14,300, $5,600 and $2,900 for the years ended December 31, 2000, 1999 and 1998, respectively.

   Certain of the Company's subsidiaries make contributions to union-administered benefit funds, which cover the majority of the Company's union employees. For the year ended December 31, 2000, the participant costs charged to operations were approximately $32,302. Governmental regulations require that, in the event of plan termination or employer withdrawal, an employer may be liable for a portion of the plan's unfunded vested benefits, if any. The Company is not aware of any liabilities resulting from unfunded vested benefits related to union-administered benefit plans. The Company does not anticipate withdrawal from the plans, nor is the Company aware of any expected plan terminations.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


11. COMMITMENTS AND CONTINGENCIES

   Operating leases for certain facilities, transportation equipment and office equipment expire at various dates through 2017. Certain leases contain renewal options. Minimum future rental payments as of December 31, 2000 are as follows:

   2001................................................................ $ 30,807
   2002................................................................   25,860
   2003................................................................   20,365
   2004................................................................   22,607
   2005................................................................   14,441
   Thereafter..........................................................   85,973
                                                                        --------
                                                                        $200,053
                                                                        ========

   Total rental expense for the years ended December 31, 2000, 1999, and 1998 was approximately $42,700, $12,100 and $7,600, respectively (including $9,000, $3,600 and $1,000, respectively, to related parties).

   The Company is involved in various legal actions in the normal course of business. It is not possible to predict the outcome of these matters; however, in the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.

12. RESTRUCTURING AND RECAPITALIZATION CHARGES

 Recapitalization charges

   On May 11, 1999, Building One completed its recapitalization plan under a tender offer (the "Tender Offer"), pursuant to which Building One repurchased 30,772,300 shares of its common stock at $18 per share for cash and 1,104,466 shares of its common stock underlying stock options at $18 per share less the exercise price per share of the options. In conjunction with the recapitalization, compensation expense of $2,770 ($1,662 after the associated tax benefit) was recognized for stock options exercised and the underlying shares of common stock repurchased by Building One. In addition, $4,323 of costs incurred in connection with the Tender Offer have been reflected as a reduction of shareholders' equity.

   Friedman, Billings, Ramsey Group, Inc. ("FBR") acted as a financial advisor to Building One in connection with the Tender Offer, and received a fee of $3,000. One of Building One's directors at that time is President and a principal stockholder of FBR.

 Restructuring charges

   In the second quarter of 1999, Building One's Board of Directors approved a restructuring plan which included a relocation of Building One's corporate headquarters and integration of the cleaning systems operations. The corporate headquarters was relocated from Washington, D.C. to Minneapolis, Minnesota. In addition, certain back office operations of the cleaning systems operations were consolidated into two locations.

   The restructuring costs included costs directly related to Building One's restructuring plan in accordance with EITF No. 94-3 which provides specific requirements as to the appropriate recognition of costs associated with employee termination benefits and other exit costs.

   As a result of this restructuring plan, Building One incurred severance costs for certain employees, identified certain assets which were no longer of service and incurred certain lease termination costs. Severance costs covered 33 employees, of which 30 were terminated as of December 31, 1999 and the remaining three were terminated in 2000.

                                      25_

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


   The following table sets forth a summary of these restructuring costs:

                                                     Corporate   Cleaning
                                                    Headquarters Systems  Total
                                                    ------------ -------- ------
   Severance.......................................    $3,530     $  900  $4,430
   Impaired assets.................................        55        520     575
   Lease costs.....................................       205         40     245
                                                       ------     ------  ------
   Total...........................................    $3,790     $1,460  $5,250
                                                       ======     ======  ======

   Included in the $5,250 restructuring charge incurred in the second quarter of 1999 are $4,675 of cash costs and $575 in non-cash related costs. The following table is a detailed reconciliation of the restructuring reserve balance reflecting the accruals recorded and payments applied:

                                                Severance Lease Costs  Total
                                                --------- ----------- -------
   Restructuring accruals recorded in 1999.....  $ 4,430     $ 245    $ 4,675
   Payments....................................   (4,173)     (183)    (4,356)
                                                 -------     -----    -------
   Balance at December 31, 1999................      257        62        319
   Payments....................................     (257)      (62)      (319)
                                                 -------     -----    -------
   Balance at December 31, 2000................  $    --     $  --    $    --
                                                 =======     =====    =======

13. OPERATING SEGMENTS

   The Company modified its internal organizational structure during fiscal 2000 and expanded its principal business segments to the six industry segments listed below. The corresponding segment information for 1999 and 1998 has been restated to conform to the new business segment presentation. The Company's reportable segments are strategic business units that, for the most part, offer products and services to distinct customer groups. They are managed separately because each business requires different operating and marketing strategies. Intersegment transactions are established based on negotiations among the parties at rates generally consistent with those charged to third parties. Intersegment revenues in 1999 and 1998 were not significant.

   The Company has six reportable segments: electrical technologies, mechanical services, industrial services, residential services, cleaning systems and global technologies. The Electrical Technologies Group provides installation and repair services to the electrical systems of commercial and industrial facilities. The Mechanical Services Group installs and repairs heating, ventilation and air conditioning ("HVAC"), plumbing, control and monitoring and process piping systems in commercial and light industrial facilities. The Industrial Services Group installs, maintains and repairs the electrical, controls and process piping systems in industrial facilities such as refineries, petrochemical plants, manufacturing and processing facilities. The Residential Services Group provides mechanical, plumbing and other contracting services in single family and low-rise multifamily housing units. The Cleaning Systems Group provides a wide variety of facility cleaning and maintenance management services nationwide. The Global Technologies Group specializes in the design and construction of high-tech, mission-critical sites and their systems. From time to time, management may move business units from one segment to another for management reporting and evaluation purposes.

   During 2001, the Company modified its reporting and evaluation of segment performance by moving certain business units from one segment to another, as well as including the costs related to group and regional management, operational, sales and marketing, accounting and administrative support, which were all previously included in corporate expenses, in the operating costs of each segment. The segment information previously reported for the years ended December 31, 2000, 1999 and 1998 has been conformed to this current presentation format.

   The Company evaluates performance based on income from operations before amortization of goodwill and other intangibles, unallocated corporate expenses, merger and related charges, costs to exit certain activities and related costs and restructuring and recapitalization charges. While amortization of goodwill is not considered in

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)

evaluating segment performance, the goodwill associated with each segment is included in the total assets of each segment.

   Unallocated corporate expenses primarily include (i) corporate overhead,
(ii) corporate management bonuses, and (iii) savings from national purchase agreements relating to materials and property/casualty insurance. Costs related to group and regional management, operational, sales and marketing, accounting and administrative support are included in the operating costs of each segment. Corporate assets primarily include cash, deferred tax assets, deferred debt issuance costs and other intangible assets, fixed assets related to the Company's corporate office, cost-based investments and miscellaneous non-trade accounts receivable.

   Segment information for the years ended December 31, 2000, 1999 and 1998 was as follows:

                           Electrical  Mechanical Industrial Residential Cleaning    Global     Corporate/
                          Technologies  Services   Services   Services   Systems  Technologies Eliminations   Total
                          ------------ ---------- ---------- ----------- -------- ------------ ------------ ----------
YEAR ENDED DECEMBER 31,
 2000:
Third-party revenues....   $1,771,585  $1,377,330  $261,629   $294,237   $265,160   $129,493     $     --   $4,099,434
Intersegment revenues...        9,171      19,580     2,519        151         52         --      (31,473)          --
                           ----------  ----------  --------   --------   --------   --------     --------   ----------
Total revenues..........    1,780,756   1,396,910   264,148    294,388    265,212    129,493      (31,473)   4,099,434
Operating costs.........    1,656,987   1,313,897   249,326    263,525    248,616    124,665      (22,092)   3,834,924
                           ----------  ----------  --------   --------   --------   --------     --------   ----------
Segment operating
 earnings...............   $  123,769  $   83,013  $ 14,822   $ 30,863   $ 16,596   $  4,828     $ (9,381)     264,510
                           ==========  ==========  ========   ========   ========   ========     ========
Amortization of goodwill
 and other intangible
 assets.................                                                                                        33,599
Merger and related
 charges and costs to
 exit certain activities
 and related costs......                                                                                        20,000
                                                                                                            ----------
Income from operations..                                                                                    $  210,911
                                                                                                            ==========
Total assets............   $1,213,499  $  869,148  $164,426   $157,721   $146,092   $ 67,288     $ 79,708   $2,697,882
Capital expenditures....       14,491      17,655     3,517      1,729      4,976      2,379          641       45,388
Depreciation expense....        9,910      11,031     2,293      2,291      4,564        330        1,046       31,465

YEAR ENDED DECEMBER 31,
 1999:
Revenues................   $1,110,881  $  257,006  $164,842   $     --   $245,790   $     --     $ (5,935)  $1,772,584
Operating costs.........    1,000,524     237,446   159,460         --    227,116         --         (701)   1,623,845
                           ----------  ----------  --------   --------   --------   --------     --------   ----------
Segment operating
 earnings...............   $  110,357  $   19,560  $  5,382   $     --   $ 18,674   $     --     $ (5,234)     148,739
                           ==========  ==========  ========   ========   ========   ========     ========
Amortization of goodwill
 and other intangible
 assets.................                                                                                        16,004
Restructuring and
 recapitalization
 charges................                                                                                         8,020
                                                                                                            ----------
Income from operations..                                                                                    $  124,715
                                                                                                            ==========
Total assets............   $  813,706  $  205,102  $ 92,533   $     --   $152,614   $     --     $ 49,799   $1,313,754
Capital expenditures....       11,016       3,347     1,798         --     10,585         --        1,580       28,326
Depreciation expense....        6,726       2,006     1,245         --      3,329         --        2,672       15,978

YEAR ENDED DECEMBER 31,
 1998:
Revenues................   $  540,868  $   61,846  $ 47,370   $     --   $159,912   $     --     $   (395)  $  809,601
Operating costs.........      485,567      57,438    42,937         --    148,476         --        2,346      736,764
                           ----------  ----------  --------   --------   --------   --------     --------   ----------
Segment operating
 earnings...............   $   55,301  $    4,408  $  4,433   $     --   $ 11,436   $     --     $ (2,741)      72,837
                           ==========  ==========  ========   ========   ========   ========     ========
Amortization of goodwill
 and other intangible
 assets.................                                                                                         7,653
                                                                                                            ----------
Income from operations..                                                                                    $   65,184
                                                                                                            ==========
Total assets............   $  562,371  $  147,232  $ 51,618   $     --   $121,660   $     --     $161,041   $1,043,922

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


14. QUARTERLY FINANCIAL SUMMARY (UNAUDITED)

                          First(b)  Second(c)    Third      Fourth   Full Year
                          --------  ---------- ---------- ---------- ----------
2000:
Revenues................  $678,517  $1,090,229 $1,167,512 $1,163,176 $4,099,434
Income from operations..    16,635      74,192     54,992     65,092    210,911
Income (loss) before
 extraordinary loss.....    (1,517)     28,415     15,021     21,434     63,353
Net income (loss).......    (9,574)     28,415     15,021     21,434     55,296
Net income (loss)
 available to common
 shareholders...........   (11,612)     23,657     10,178     16,505     38,728

Earnings per share:
 Basic..................
  Income (loss) before
   extraordinary
   loss(a)..............  $  (0.08) $     0.37 $     0.16 $     0.25 $     0.79
  Net income (loss)(a)..  $  (0.26) $     0.37 $     0.16 $     0.25 $     0.65
 Diluted................
  Income (loss) before
   extraordinary
   loss(a)..............  $  (0.08) $     0.35 $     0.16 $     0.25 $     0.77
  Net income (loss)(a)..  $  (0.26) $     0.35 $     0.16 $     0.25 $     0.63

1999:
Revenues................  $350,842  $  436,804 $  477,875 $  507,063 $1,772,584
Income from operations..    23,967      24,492     40,362     35,894    124,715
Net income..............    14,733       9,963     15,388     12,978     53,062
Earnings per share:
  Basic(a)..............  $   0.26  $     0.23 $     0.48 $     0.38 $     1.28
  Diluted(a)............  $   0.25  $     0.22 $     0.43 $     0.36 $     1.21

--------
(a) The arithmetic total of the individual quarterly net income per share amounts does not reconcile to the annual amount of net income per share due to the timing of net income in relation to the issuance of common shares during the course of the year.
(b) The first quarter of 2000 includes merger and related charges and costs to exit certain activities and related costs discussed in Note 3 totaling $20,000 or $.28 per basic and diluted share for the first quarter, and $.21 and $.20 per basic and diluted share, respectively, for the full year.
(c) The second quarter of 1999 includes the restructuring and recapitalization charges discussed in Note 12 totaling $8,020 or $.11 per basic and diluted share.

                ENCOMPASS SERVICES CORPORATION AND SUBSIDIARIES

               (Dollars in thousands, except per share amounts)


15. EARNINGS PER SHARE

   The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2000, 1999 and 1998.

                                                      Year Ended December 31,
                                                     --------------------------
                                                       2000     1999     1998
                                                     -------- -------- --------
Basic earnings per share:
  Net income available to common shareholders....... $ 38,728 $ 53,062 $ 47,463
                                                     -------- -------- --------
  Weighted average shares outstanding--Basic (in
   thousands).......................................   59,234   41,538   49,885
                                                     -------- -------- --------
  Net income per share--Basic....................... $    .65 $   1.28 $    .95
                                                     ======== ======== ========
Diluted earnings per share:
  Net income available to common shareholders....... $ 38,728 $ 53,062 $ 47,463
  Plus: interest expense on 7 1/2% convertible
   junior subordinated debentures and related
   amortization of debt issuance costs, net of tax..       --    3,205       --
                                                     -------- -------- --------
  Net income on an as-if converted basis............ $ 38,728 $ 56,267 $ 47,463
                                                     -------- -------- --------
  Weighted average shares outstanding--Diluted (in
   thousands).......................................   61,089   46,406   51,161
                                                     -------- -------- --------
  Net income per share--Diluted..................... $    .63 $   1.21 $    .93
                                                     ======== ======== ========
Weighted average shares (in thousands):
  Weighted average shares outstanding--Basic........   59,234   41,538   49,885
  Convertible non-voting common stock...............       --       --      468
  Common stock equivalents from stock options and
   warrants.........................................      181      160      429
  Contingently issuable shares......................    1,674      932      379
  Convertible junior subordinated debentures, on an
   as-if converted basis............................       --    3,776       --
                                                     -------- -------- --------
  Weighted average shares outstanding--Diluted......   61,089   46,406   51,161
                                                     ======== ======== ========

   The Convertible Preferred Stock, including accumulated dividends, which is convertible into approximately 19,464,257 shares of common stock as of December 31, 2000, was not included in the computation of diluted earnings per share for the year ended December 31, 2000 because the effect was anti-dilutive. Additionally, outstanding options and warrants to purchase 12,464,137, 8,969,825 and 2,431,799 shares of common stock were excluded from the respective computation of diluted earnings per share for the year ended December 31, 2000, 1999 and 1998, because the effect was anti-dilutive.